UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 5, 2024
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FGI Industries Ltd.
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-41207	98-1603252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
906 Murray Road
East Hanover, NJ 07936
(Address of principal executive offices) (Zip Code)
(973) 428-0400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value per share	FGI	The Nasdaq Stock Market LLC
Warrants to purchase Ordinary Shares	FGIWW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 5, 2024, Bob Kermelewicz and FGI Industries Ltd. (“FGI” or the “Company”) reached mutual agreement regarding his transition from Executive Vice President, FGI USA to Sales Director, effective at the close of December 31, 2024.
In his new role of Sales Director, Mr. Kermelewicz will focus primarily on business development and organic growth initiatives in the United States. He will be paid an annual salary of $150,000 and be eligible for sales commissions ranging from 3-5%. The Company and Mr. Kermelewicz intend to amend his existing employment agreement to reflect the foregoing.
Item 8.01.   Other Events.
On November 5, 2024, Jennifer Earl and the Company agreed that Ms. Earl will assume any additional duties related to Mr. Kermelewicz’s transition to Sales Director. Ms. Earl currently holds the role of President, FGI North America, and will assume additional duties effective at the close of December 31, 2024. The Company and Ms. Earl intend to amend her existing employment agreement to reflect the foregoing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FGI Industries Ltd.

Date: November 12, 2024	By:	/s/ John Chen
Name: John Chen
Its: Executive Chairman